Exhibit 10.1

DEL MONTE FOODS COMPANY

2002 STOCK INCENTIVE PLAN

Amended and Restated Effective July 28, 2009

(i)

DEL MONTE FOODS COMPANY

2002 STOCK INCENTIVE PLAN

1. Purpose of the Plan

This Del Monte Foods Company 2002 Stock Incentive Plan, originally adopted effective December 20, 2002 (the “Effective Date”) and previously amended and restated effective August 15, 2005 and August 6, 2007, is hereby amended and restated effective July 28, 2009 (the “Restatement Date”). It is intended to promote the interests of the Company by encouraging the Company’s Employees, non-employee Directors and Consultants of the Company to continue in the service of the Company, and to provide such persons with incentives and rewards for superior management, growth and protection of the business of the Company.

2. Definitions

As used in the Plan, the following definitions apply to the terms indicated below:

(a) “Board of Directors” shall mean the Board of Directors of Del Monte.

(b) “Cash Performance Unit” shall mean performance units payable in cash that do not involve the issuance of Common Stock and whose value is not measured by Common Stock.

(c) “Cause,” when used in connection with the termination of a Participant’s employment with the Company, shall mean (i) a material breach by Participant of the terms of the Company’s policies and/or the Standards of Business Conduct; (ii) any act of theft, misappropriation, embezzlement, intentional fraud or similar conduct by Participant involving the Company or any affiliate; (iii) the conviction or the plea of nolo contendere or the equivalent in respect of a felony involving an act of dishonesty, moral turpitude, deceit or fraud by Participant; (iv) any damage of a material nature to the business or property of the Company or any affiliate caused by Participant’s willful or grossly negligent conduct; or (v) Participant’s failure to act in accordance with any specific lawful instructions given to Participant in connection with the performance of his duties for the Company or any affiliate. Notwithstanding the foregoing provisions of this Section 2(c), “Cause,” when used in connection with the termination of the employment with the Company of a Participant who at the time of such termination is a party to a written employment or retention agreement with the Company or participates in the Company’s executive severance policy, shall have the meaning assigned to such term in such agreement or policy.

(d) “Change of Control” shall mean the occurrence of one or more of the following events:

(1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof (a “Person”) or group of related Persons for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (a “Group”), together with any Affiliates (as defined below) thereof.

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(2) the approval by the requisite vote of holders of shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock, of the Company (“Capital Stock”) of any plan or proposal for the liquidation or dissolution of the Company;

(3) any Person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than forty percent (40%) of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company;

(4) the replacement of a majority of the Board of Directors over any two-year period commencing after the Effective Date, as such Board of Directors was constituted at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors then still in office who either were members of such Board of Directors at the beginning of such period (any such individual who was a director at the beginning of such period or is so approved, nominated or designated being referred to herein as an “Incumbent Director”); provided, however, that no individual shall be considered an Incumbent Director if the individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(5) a merger or consolidation involving the Company in which the Company is not the surviving corporation, or a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, or any other similar transaction.

For purposes of this Section 2(d), “Affiliate” shall mean, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” or “controlled” have meanings correlative of the foregoing.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any applicable regulations or guidance issued thereunder.

(f) “Committee” shall mean the Compensation Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer the Plan.

(g) “Common Stock” shall mean Del Monte’s common stock, $0.01 par value per share.

(h) “Company” shall mean Del Monte and each of its Subsidiaries.

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(i) “Consultant” shall mean any consultant, independent contractor, or other person who provides significant services to the Company, but who is neither an Employee nor a Director.

(j) “Covered Employee” shall mean an Employee who is a “covered employee,” as such term is defined in Section 162(m)(3) of the Code, at the time of grant of an Incentive Award.

(k) “Del Monte” shall mean Del Monte Foods Company, a Delaware corporation, and its successors.

(1) “Director” shall mean a member of the Board of Directors, whether or not such individual also is an Employee.

(m) “Disability” shall mean physical or mental disability as a result of which the Participant is unable to perform the essential functions of his position, even with reasonable accommodation, for six (6) consecutive months. Any dispute as to whether or not the Participant is so disabled shall be resolved by a physician reasonably acceptable to the Participant and the Company whose determination shall be final and binding upon both the Participant and the Company. Notwithstanding the foregoing provisions of this Section 2(m), “Disability,” when used in connection with the termination of the employment with the Company of a Participant who at the time of such termination is a party to a written employment or retention agreement with the Company, shall have the meaning assigned to such term in such agreement.

(n) “Employee” shall mean any employee of the Company, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

(o) “Fair Market Value” of a share of Common Stock with respect to any day shall mean (i) the average of the high and low sales prices on such day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and ask prices on such day as reported on the principal over-the-counter market on which the Common Stock is traded. In the event that the price of a share of Common Stock shall not be so reported, the Fair Market Value of a share of Common Stock shall be determined by the Committee in its absolute discretion.

(p) “Incentive Award” shall mean an Option, Tandem SAR, Stand-Alone SAR or Stock Bonus granted pursuant to the terms of the Plan, or any type of arrangement with a Participant that is not inconsistent with the provisions of this Plan (including, without limitation, restricted stock, restricted stock units, stock purchase warrants, performance units, performance shares and Cash Performance Units).

(q) “Incentive Stock Option” shall mean an Option that is an “incentive stock option” within the meaning of Section 422 of the Code and that is identified as an Incentive Stock Option in the agreement by which it is evidenced.

(r) “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

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(s) “Option” shall mean an option to purchase shares of Common Stock of Del Monte granted pursuant to Section 6 hereof. Each Option shall be identified as either an Incentive Stock Option or a Non-Qualified Stock Option in the agreement by which it is evidenced.

(t) “Participant” shall mean an Employee, Director or Consultant to whom an Incentive Award is granted pursuant to the Plan, and upon his death, his successors, heirs, executors and administrators, as the case may be.

(u) “Plan” shall mean this Del Monte Foods Company 2002 Stock Incentive Plan, as it may be amended from time to time.

(v) “Retirement” shall mean the termination of a Participant’s employment with the Company at or after attainment of age fifty-five (55) and completion of ten (10) or more years of continuous employment with the Company.

(w) “Rule 16b-3” shall mean Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and any future regulation amending, supplementing or superseding such regulation.

(x) “SEC” shall mean the U.S. Securities and Exchange Commission.

(y) “Section 16 Person” shall mean a person who, with respect to the Common Stock, is subject to Section 16 of the Securities Exchange Act of 1934, as amended.

(z) “Stand-Alone SAR” shall mean a stock appreciation right granted pursuant to Section 8 hereof that is not related to any Option.

(aa) “Stock Bonus” shall mean a grant of a bonus payable in shares of Common Stock pursuant to Section 9 hereof.

(bb) “Subsidiary” shall mean any “subsidiary corporation” within the meaning of Section 424(f) of the Code, but only for so long as the requisite ownership relationship exists.

(cc) “Tandem SAR” shall mean a stock appreciation right granted pursuant to Section 7 hereof that is related to an Option. Each Tandem SAR shall be exercisable only to the extent its related Option is exercisable and only in the alternative to the exercise of its related Option.

3. Stock Subject to the Plan

(a) Maximum Shares Available for Delivery. Subject to Section 10 hereof, the maximum number of shares of Common Stock that may be delivered to Participants and their beneficiaries under the Plan (whether as Incentive Stock Options or as other Incentive Awards) shall be equal to 42,978,385.* The number of shares of Common Stock available for delivery

*	As of May 3, 2009, of this number, 3,197,405 shares had been issued under the Plan (reducing the shares available under the Plan by 3,319,415 shares), and 20,024,425 shares were subject to outstanding Incentive Awards (which if issued would reduce the shares available under the Plan by 26,157,970 shares). Accordingly, based on such May 3, 2009 numbers, as of the Restatement Date, 13,501,000 shares are available for future Incentive Awards.

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under the Plan shall be reduced (i) by one (1) share for each share of Common Stock issued pursuant to an Option, a Stand-Alone SAR with an exercise price of at least the Fair Market Value of a share of Common Stock on the grant date (“FMV Exercise Price”) or a Tandem SAR with a FMV Exercise Price; and (ii) by one and ninety-eight hundredths (1.98) shares for each share of Common Stock issued pursuant to Incentive Awards other than those set forth in the preceding clause (i); provided, however, that (A) for Incentive Awards other than those set forth in the preceding clause (i) that were granted prior to May 4, 2009, but on or after April 30, 2007, the reduction shall be two and seventy-nine hundredths (2.79) shares for each share of Common Stock issued pursuant to any such Incentive Awards, (B) for Incentive Awards other than those set forth in the preceding clause (i) that were granted prior to April 30, 2007, but on or after May 2, 2005, the reduction shall be one and ninety-four hundredths (1.94) shares for each share of Common Stock issued pursuant to any such Incentive Awards, and (C) for Incentive Awards granted prior to May 2, 2005, the reduction shall be one (1) share of Common Stock for each share of Common Stock issued pursuant to any such Incentive Awards. If an outstanding Incentive Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Common Stock acquired pursuant to an Incentive Award subject to forfeiture or repurchase are forfeited or repurchased by Del Monte at the Participant’s purchase price to effect a forfeiture of unvested shares upon a termination of employment, the shares allocable to the terminated portion of such Incentive Award or such forfeited or repurchased shares shall result in an increase in the number of shares of Common Stock available for delivery under the Plan corresponding to the reduction originally made in respect of such Incentive Award and shall again be available for issuance under the Plan. Shares of Common Stock shall not be considered to have been issued under the Plan with respect to any portion of an Incentive Award (other than a Stand-Alone SAR or a Tandem SAR that may be settled in shares of Common Stock or cash) that is settled in cash. Shares withheld in satisfaction of tax withholding obligations shall not again become available for issuance under the Plan. Upon payment in shares of Common Stock pursuant to the exercise of a Stand-Alone SAR or a Tandem SAR, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which such Incentive Award is exercised. If the exercise price of an Option is paid by tender to Del Monte, or attestation of ownership, of shares of Common Stock owned by the Participant, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised. Shares of Common Stock issued under the Plan may be either newly issued shares or treasury shares, as determined by the Committee.

(b) Mergers and Acquisitions Exception. Shares of Common Stock may be issued pursuant to Incentive Awards in connection with corporate acquisitions and mergers under Rule 303A.08 of the New York Stock Exchange Listed Company Manual, and any such issuance shall not reduce the number of shares of Common Stock available for issuance under the Plan.

(c) Payment Shares. Subject to the overall limitation in Section 3(a) on the number of shares of Common Stock that may be delivered under the Plan, the Committee may, in addition to granting Incentive Awards under Sections 6 through 9, use available shares of Common Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company, including those of any entity acquired by the Company.

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(d) Maximum Shares Per Participant. Subject to adjustment from time to time as provided in Section 10, no individual shall be eligible to be granted in the aggregate during any one fiscal year of the Company more than 2,000,000 shares of Common Stock pursuant to Options, Stand-Alone SARs, Tandem SARs, other Incentive Awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the Fair Market Value of a share of Common Stock on the date on which such Incentive Award is granted, or any other Incentive Award intended to qualify as performance-based compensation under Section 162(m) of the Code (other than Cash Performance Units, which shall be subject to the limitation set forth in Section 9(b)).

4. Administration of the Plan

The Plan shall be administered by a Committee of the Board of Directors consisting of two or more persons, each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m) of the Code, unless otherwise determined by the Board of Directors.

The Committee shall have full discretionary authority to administer the Plan, including authority to interpret and construe any provision of the Plan and the terms of any Incentive Award issued under it and to adopt such rules and regulations for administering the Plan as it may deem necessary. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or management Employees. Decisions of the Committee shall be final and binding on all parties, and shall be given the maximum deference permitted by law.

The Committee may, in its absolute discretion, accelerate the date on which any Option or Stand-Alone SAR granted under the Plan vests and becomes exercisable or, subject to Sections 6(c)(1) and 8(c)(1) hereof, extend the term of any Option or Stand-Alone SAR granted under the Plan.

Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Committee.

No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and Del Monte shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5. Eligibility

The persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be such Employees, Directors and Consultants as the Committee shall select from time to time. The Committee shall also specify the type and amount of such awards each such person is to be granted.

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6. Options

The Committee may grant Options pursuant to the Plan to Participants, which Options shall be evidenced by agreements in such form as the Committee shall from time to time approve. Options shall comply with and be subject to the following terms and conditions:

(a) Identification of Options. All Options granted under the Plan shall be clearly identified in the agreement evidencing such Options as either Incentive Stock Options or as Non-Qualified Stock Options.

(b) Exercise Price. The exercise price of any Non-Qualified Stock Option granted under the Plan shall be such price as the Committee shall determine on the date on which such Non-Qualified Stock Option is granted and shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date on which such Non-Qualified Stock Option is granted.

(c) Term and Exercise of Options.

(1) Each Option shall be exercisable on such date or dates, during such period and for such number of shares of Common Stock as shall be determined by the Committee on the day on which such Option is granted and set forth in the Option agreement with respect to such Option; provided, however, (i) that if a Participant’s employment is terminated by the Participant on account of Retirement or if the Participant is a Vice President or above at the time of termination of employment by the Company without Cause or by the Participant for “Good Reason” (as such term is defined in the Participant’s employment contract or, if included therein, the applicable executive severance plan), then the Option shall vest on a pro rata basis in accordance with the Company’s policy in effect at the time of such termination; (ii) that if a Participant’s employment is terminated on account of death or Disability, then all of the shares subject to the Option shall vest and become exercisable as of the time of such termination; (iii) that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and (iv) that each Option shall be subject to earlier expiration, termination, cancellation or exercisability as provided in this Plan.

(2) Each Option shall be exercisable in whole or in part, subject to the provisions of the applicable Option agreement. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(3) An Option shall be exercised by delivering written notice to Del Monte’s principal office, to the attention of the office specified by Del Monte. Such notice shall specify the number of shares of Common Stock with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Participant. Payment for shares of Common Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (i) by tendering previously acquired shares of Common Stock having an aggregate Fair Market Value at the time of exercise equal to the total exercise price, or (ii) by any other means that the Committee, in its sole discretion, determines to both provide legal consideration for the Common Stock, and to be consistent with the purposes of the Plan.

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(4) Any Option granted under the Plan may, to the extent lawful, be exercised by a broker-dealer acting on behalf of a Participant if (i) the broker-dealer has received from the Participant or Del Monte a fully- and duly-endorsed agreement evidencing such Option and instructions signed by the Participant requesting Del Monte to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Participant and specifying the account into which such shares should be deposited, (ii) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise or, in the case of an Incentive Stock Option, the disposition of such shares and (iii) the broker-dealer and the Participant have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220.

(5) Shares of Common Stock purchased upon the exercise of an Option shall be issued to the Participant as soon as practicable following the effective date on which the Option is exercised.

(6) Transferability. Unless the Option document (or an amendment thereto authorized by the Committee) expressly states that the Option is transferable as provided hereunder, no Option granted under this Plan, nor any interest in such Option, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner prior to the vesting or lapse of any and all restrictions applicable thereto, other then pursuant to the beneficiary designation form described in Section 18 hereof or by will or the laws of descent and distribution. With respect to an Option that is not intended to qualify as an Incentive Stock Option, the Committee may grant such Option or amend an outstanding Option to provide that the Option is transferable or assignable to a member or members of the Participant’s “immediate family,” as such term is defined in Rule 16a-1(e) under the Exchange Act, or to a trust for the benefit solely of a member or members of the Participant’s immediate family, or to a partnership or other entity whose only owners are members of the Participant’s immediate family, provided the instrument of transfer is approved by the Committee, Options so transferred are not again transferable other than by will or by the laws of descent and distribution, and that following any such transfer or assignment the Option will remain subject to substantially the same terms applicable to the Option while held by the Participant, as modified as the Committee shall determine appropriate, and the transferee shall execute an agreement agreeing to be bound by such terms.

(7) Subject to earlier termination pursuant to Sections 7(b)(2) and 10(c), and except as the Committee may otherwise provide in an Option Agreement, exercise of an Option shall be subject to the following:

(i) In the event of the termination of the employment of a Participant with the Company for Cause, each Option then outstanding shall expire and be cancelled upon such termination.

(ii) In the event that the employment of a Participant with the Company shall be terminated by the Company without Cause or by the Participant for a reason other than death, Disability or Retirement (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination in accordance with Section 6(c)(1) above, shall remain exercisable until the expiration of three (3) months after such termination, on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination in accordance with Section 6(c)(1) above, shall expire at the close of business on the date of such termination; provided, however, that no Option shall be exercisable after the expiration of its term.

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(iii) In the event that the employment of a Participant with the Company shall terminate as the result of Retirement, Options granted to such Participant, to the extent such Options were exercisable at the time of such termination in accordance with Section 6(c)(1) above, shall remain exercisable until the expiration of their original terms. Options not exercisable at the time of termination in accordance with Section 6(c)(1) above shall expire at the close of business on the date of such termination.

(iv) In the event that the employment of a Participant with the Company shall terminate as the result of Disability or death of the Participant, Options granted to such Participant, to the extent such Options were exercisable at the time of such termination in accordance with Section 6(c)(1) above, shall remain exercisable until the expiration of their original terms.

(v) If the Participant dies within three (3) months following an involuntary termination of employment by the Company without Cause, then Options granted to such Participant, to the extent such Options were exercisable at the time of such termination in accordance with Section 6(c)(1) above, may be exercised until the expiration of the original terms of such Options or, if sooner, one (1) year from the Participant’s death. Options not exercisable at death shall expire at the close of business on the date of such employment termination.

(d) Limitations on Grant of Incentive Stock Options.

(1) The exercise price of any Incentive Stock Option shall be at 100% of Fair Market Value on the date such option is granted, provided that, in the case of an individual, who at the time of the proposed grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of Del Monte or any of its Subsidiaries, the exercise price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date on which such Incentive Stock Option is granted.

(2) The aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company or any Subsidiary shall not exceed $100,000. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted. In the event that the aggregate Fair Market Value of shares of Common Stock with respect to such Incentive Stock Options exceeds $100,000, then Incentive Stock Options granted hereunder to such Participant shall, to the extent and in the order required by regulations promulgated under the Code (or any other authority having the force of regulations), automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged. In the absence of such Regulations (and authority), or in the event such Regulations (or authority) require or permit a designation of the options that shall cease to constitute incentive stock options, Incentive Stock Options shall, to the extent of such excess and in the order in which they were granted, automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged.

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(3) Any Incentive Stock Option granted to an individual who, at the time of the proposed grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of Del Monte or any of its Subsidiaries shall not be exercisable after the expiration of five (5) years from the date such Incentive Stock Option is granted.

(4) Only Employees are eligible to be granted Incentive Stock Options. Directors and Consultants are not eligible to be granted Incentive Stock Options.

7. Tandem Stock Appreciation Rights

The Committee may grant in connection with any Option granted hereunder one or more Tandem SARs relating to a number of shares of Common Stock less than or equal to the number of shares of Common Stock subject to the related Option. A Tandem SAR may be granted at the same time as, or subsequent to the time that, its related Option is granted. Each Tandem SAR shall be evidenced by an agreement in such form as the Committee shall from time to time approve. Tandem SARs shall comply with and be subject to the following terms and conditions:

(a) Benefit Upon Exercise. The exercise of a Tandem SAR with respect to any number of shares of Common Stock shall entitle a Participant to (i) a cash payment, for each such share, equal to the excess of (A) the Fair Market Value of a share of Common Stock on the effective date of such exercise over (B) the exercise price of the related Option (which may not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant), (ii) the issuance to the Participant of a number of shares of Common Stock that on the date of the exercise of the Tandem SAR have a Fair Market Value equal to such excess or (iii) a combination of cash and shares of Common Stock in amounts equal to such excess, all as determined by the Committee in its discretion.

(b) Term and Exercise of Tandem SAR.

(1) A Tandem SAR shall vest and become exercisable at the same time and to the same extent as its related Option.

(2) The exercise of a Tandem SAR with respect to a number of shares of Common Stock shall cause the immediate and automatic cancellation of its related Option with respect to an equal number of shares. The exercise of an Option, or the cancellation, termination or expiration of an Option (other than pursuant to this Paragraph (2)), with respect to a number of shares of Common Stock shall cause the automatic and immediate cancellation of its related Tandem SARs to the extent that the number of shares of Common Stock subject to such Option after such exercise, cancellation, termination or expiration is less than the number of shares subject to such Tandem SARs. Such Tandem SARs shall be cancelled in the order in which they became exercisable.

(3) Each Tandem SAR shall be exercisable in whole or in part, as provided in the applicable agreement. The partial exercise of a Tandem SAR shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(4) Each Tandem SAR shall be exercised during the Participant’s lifetime by the Participant unless the related Option has been transferred as described in Section 6(c)(6), above. Further, unless the related Option is transferable as described in Section 6(c)(6), no Tandem SAR shall be assignable or transferable other than by will, the laws of descent and distribution, or as provided in Section 18 hereof and otherwise than together with its related Option.

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(5) A Tandem SAR shall be exercised by delivering written notice to Del Monte’s principal office, to the attention of the office specified by Del Monte. Such notice shall specify the number of shares of Common Stock with respect to which the Tandem SAR is being exercised and the effective date of the proposed exercise and shall be signed by the Participant.

8. Stand-Alone Stock Appreciation Rights

The Committee may grant Stand-Alone SARs pursuant to the Plan, which Stand-Alone SARs shall be evidenced by agreements in such form as the Committee shall from time to time approve. Stand-Alone SARs shall comply with and be subject to the following terms and conditions:

(a) Exercise Price. The exercise price of any Stand-Alone SAR granted under the Plan shall be determined by the Committee at the time of the grant of such Stand-Alone SAR but shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date on which such Stand-Alone SAR is granted.

(b) Benefit Upon Exercise. The exercise of a Stand-Alone SAR with respect to any number of shares of Common Stock shall entitle a Participant to (i) a cash payment, for each such share, equal to the excess of (A) the Fair Market Value of a share of Common Stock on the effective date of such exercise over (B) the exercise price of the Stand-Alone SAR, (ii) the issuance to the Participant of a number of shares of Common Stock that on the date of the exercise of the Stand-Alone SAR have a Fair Market Value equal to such excess or (iii) a combination of cash and shares of Common Stock in amounts equal to such excess, all as determined by the Committee in its absolute discretion.

(c) Term and Exercise of Stand-Alone SARs.

(1) Each Stand-Alone SAR shall be exercisable on such date or dates, during such period and for such number of shares of Common Stock as shall be determined by the Committee and set forth in the Stand-Alone SAR agreement with respect to such Stand-Alone SAR and shall be subject to such termination, expiration or cancellation provisions as provided in the agreement evidencing such Stand-Alone SAR; provided, however, (i) that if a Participant’s employment is terminated by the Participant on account of Retirement or if the Participant is a Vice President or above at the time of termination of employment by the Company without Cause or by the Participant for “Good Reason” (as such term is defined in the Participant’s employment contract or, if included therein, the applicable executive severance plan), then the Stand-Alone SAR shall vest on a pro rata basis in accordance with the Company’s policy in effect at the time of such termination; (ii) that if a Participant’s employment is terminated on account of death or Disability, then all of the shares subject to the Stand-Alone SAR shall vest and become exercisable as of the time of such termination; (iii) that no Stand-Alone SAR will be exercisable after the expiration of ten (10) years from the date the Stand-Alone SAR is granted; and (iv) that each Stand-Alone SAR shall be subject to earlier expiration, termination, cancellation or exercisability as provided in this Plan.

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(2) A Stand-Alone SAR shall be exercised by delivering written notice to Del Monte’s principal office, to the attention of the office designated by Del Monte. Such notice shall specify the number of shares of Common Stock with respect to which the Stand-Alone SAR is being exercised and the effective date of the proposed exercise and shall be signed by the Participant.

(3) Each Stand-Alone SAR shall be exercised during the Participant’s lifetime by the Participant unless it is transferred in the manner described in Section 6(c)(6), above. Further, unless the Stand-Alone SAR is transferable as described in Section 6(c)(6), no such SAR shall be assignable or transferable otherwise than by will, the laws of descent and distribution, or to the limited extent provided in Section 18 hereof.

(4) Subject to earlier termination pursuant to Section 10(c), and except as the Committee may otherwise provide in the applicable the Stand-Alone SAR agreement, exercise of a Stand-Alone SAR shall be subject to the following:

(i) In the event of the termination of the employment of a Participant with the Company for Cause, each Stand-Alone SAR then outstanding shall expire and be cancelled upon such termination.

(ii) In the event that the employment of a Participant with the Company shall be terminated by the Company without Cause or by the Participant for a reason other than death, Disability or Retirement (A) Stand-Alone SARs granted to such Participant, to the extent that they were exercisable at the time of such termination in accordance with Section 8(c)(1) above, shall remain exercisable until the expiration of three (3) months after such termination, on which date they shall expire, and (B) Stand-Alone SARs granted to such Participant, to the extent that they were not exercisable at the time of such termination in accordance with Section 8(c)(1) above, shall expire at the close of business on the date of such termination; provided, however, that no Stand-Alone SAR shall be exercisable after the expiration of its term.

(iii) In the event that the employment of a Participant with the Company shall terminate as the result of Retirement, Stand-Alone SARs granted to such Participant, to the extent such Stand-Alone SARs were exercisable at the time of such termination in accordance with Section 8(c)(1) above, shall remain exercisable until the expiration of their original terms. Stand-Alone SARs not exercisable at the time of termination in accordance with Section 8(c)(1) above shall expire at the close of business on the date of such termination.

(iv) In the event that the employment of a Participant with the Company shall terminate as the result of Disability or death of the Participant, Stand-Alone SARs granted to such Participant, to the extent such Stand-Alone SARs were exercisable at the time of such termination in accordance with Section 8(c)(1) above, shall remain exercisable until the expiration of their original terms.

(v) If the Participant dies within three (3) months following an involuntary termination of employment by the Company without Cause, then Stand-Alone SARs granted to such Participant, to the extent such Stand-Alone SARs were exercisable at the time of

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such termination in accordance with Section 8(c)(1) above, may be exercised until the expiration of the original terms of such Stand-Alone SARs or, if sooner, one (1) year from the Participant’s death. Stand-Alone SARs not exercisable at death shall expire at the close of business on the date of such employment termination.

9. Stock Bonuses and Other Incentive Awards.

(a) Grants of Awards. The Committee may grant Stock Bonuses in such amounts as it shall determine from time to time. A Stock Bonus shall be paid at such time and subject to such conditions as the Committee shall determine at the time of the grant of such Stock Bonus. Shares of Common Stock granted as a Stock Bonus shall be issued to the Participant to whom such grant was made as soon as practicable after the date on which such Stock Bonus is required to be paid. The Committee may also or in the alternative grant other Incentive Awards that are not restricted to any specified form or structure and may include, without limitation, restricted stock, restricted stock units, stock purchase warrants, performance units or performance shares. Cash Performance Units also are permitted under the Plan.

(b) Performance Awards.

(1) The Committee may grant Incentive Awards under the Plan based on performance that may, but need not, be intended to qualify as performance-based compensation under Section 162(m) of the Code.

(2) The provisions of this Section 9(b)(2) shall apply to any Incentive Award based on performance that is intended to qualify as performance-based compensation under Section 162(m) of the Code with respect to Covered Employees. Such Incentive Awards shall be based on a target amount and the degree to which relevant selected performance goals are satisfied. For purposes of Section 162(m) of the Code, such Incentive Awards, other than Cash Performance Units, shall be subject to the limitation set forth in Section 3(d), and the maximum value of Cash Performance Units payable for any one fiscal year of the Company to any Participant shall be $3,000,000. For each performance period in respect of which such compensation is to be paid, the Committee shall select target amounts, the relevant performance goals and the weight to be accorded to each performance goal. The relevant performance goals may be based, either individually or in combination, on the Company as a whole or individual units thereof and measured either absolutely or relative to a designated group of comparable companies. The following are the business criteria that the Committee may use in establishing specific performance goals for the Company:

•	cash flow

•	earnings (including net earnings, earnings before interest, taxes and depreciation (EBIT) and earnings before interest, taxes, depreciation and amortization (EBITDA))

•	earnings per share

•	margin (including gross margin, net margin and operating margin)

•	stockholders’ equity

•	return on equity or average stockholders’ equity

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•	return on assets, net assets or invested capital (ROIC)

•	total stockholder return (TSR)

•	revenue

•	pre-tax profit

•	net operating profit

•	income, net income or operating income

•	cash flow per share

•	operating cash flow

•	sales or revenue targets

•	return on operating revenue

•	market share

•	expenses and cost reduction goals

•	improvement in or attainment of working capital levels

•	share price performance

•	implementation or completion of projects or processes

•	customer satisfaction

•	capital expenditures

•	debt metrics

•	performance against operating budget goals

•	operating efficiency

When establishing the applicable performance goals for a performance period using one or more of the foregoing business criteria, the Committee is authorized to specify whether the applicable performance goal shall exclude certain measurable components, including, without limitation, one or more of the following, provided that the achievement or non-achievement of the resulting performance goal may be objectively determined from the financial information collected by the Company in the preparation of its financial reports: (i) restructuring and/or other nonrecurring charges; (ii) exchange rate effects, as applicable, for non-U.S. dollar denominated performance goals; (iii) the effects of changes to generally accepted accounting principles required by the Financial Accounting Standards Board; (iv) the effects of any statutory adjustments to corporate tax rates; (v) the effects of any “extraordinary items” as determined under generally accepted accounting principles; (vi) transformation-related expenses; (vii) the impact of purchase accounting; (viii) integration expenses; (ix) refinancing expenses; (x) litigation-related expenses; (xi) cash used in or provided by large acquisitions or divestitures; (xii) the impact of corporate transactions such as mergers, acquisitions and divestitures (including, but not limited to, cash flows of large acquisition or divestiture transactions); (xiii) any gain recognized in connection with the sale of businesses; (xiv) asset and/or goodwill write-downs, (xv) litigation or claim judgments or settlements; (xvi) the effect of changes in tax laws or other laws or provisions affecting reported financial results; and (xvii) any reorganization and restructuring programs.

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The Committee shall designate in writing not later than ninety (90) days following the start of a performance period (but in no event after twenty-five percent (25%) of the performance period has elapsed), provided that the outcome of the selected performance goals is substantially uncertain at that time, the target Incentive Award, performance goals and factors (reflecting targets for such performance goals and relative weighting). The Committee may, in its discretion, direct that any Incentive Award be reduced on account of individual and corporate performance below the amount calculated on the basis of one or more of the foregoing performance goals and related factors.

10. Adjustment Upon Changes in Common Stock and Certain Transactions

(a) Shares Available for Incentive Awards. In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of shares of Common Stock with respect to which the Committee may grant Incentive Awards shall be appropriately adjusted by the Committee. In the event of any change in the number of shares of Common Stock outstanding by reason of any other event or transaction, the Committee may, but need not, make such adjustments in the number and class of shares of Common Stock with respect to which Incentive Awards may be granted as the Committee may deem appropriate.

(b) Outstanding Incentive Awards - Increase or Decrease in Issued Shares Without Consideration. Subject to any required action by the stockholders of Del Monte, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by Del Monte, or change in the capitalization of Del Monte, the Committee shall proportionally adjust the number of shares of Common Stock subject to each outstanding Incentive Award, and the applicable exercise price per share of Common Stock of each such award to prevent dilution or the enlargement of rights.

(c) Outstanding Incentive Awards - Changes of Control and Other Transactions. Upon the occurrence of a Change of Control, all outstanding Incentive Awards shall vest and become immediately exercisable. The Committee, in its discretion, shall determine whether outstanding Incentive Awards shall vest and become automatically exercisable in the event of a transaction other than a Change of Control. Further, the Committee, in its discretion, shall determine whether any outstanding Incentive Awards will, in the context of a Change of Control or any other transaction, be converted into comparable awards of a successor entity or redeemed for payment in cash or kind or both.

(d) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by deferred stock units, as determined by the Committee and contained in the agreement evidencing such deferred stock units, including, without limitation, pursuant to the Del Monte Foods Company 2005 Non-Employee Director Deferred Compensation Plan, the Del Monte Corporation AIP Deferred Compensation Plan, and any

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similar or successor plans thereto. At the sole discretion of the Committee, such dividend equivalents may be converted into additional shares of Common Stock covered by the deferred stock units in such manner as determined by the Committee. Any additional shares covered by the deferred stock units credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying agreement to which the deferred stock units relate.

(e) No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of Del Monte or any other corporation. Except as expressly provided in the Plan, no issuance by Del Monte of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to an Incentive Award or the exercise price of any Option, Tandem SAR or Stand-Alone SAR.

11. Rights as a Stockholder

No person shall have any rights as a stockholder with respect to any shares of Common Stock covered by or relating to any Incentive Award granted pursuant to this Plan until the date of the issuance of such shares. Except as otherwise expressly provided in Section 10 hereof, no adjustment to any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date such shares are issued.

12. No Special Employment Rights; No Right to Incentive Award.

Nothing contained in the Plan or any Incentive Award shall confer upon any Participant any right with respect to the continuation of his employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Incentive Award.

No person shall have any claim or right to receive an Incentive Award hereunder. The Committee’s granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant an Incentive Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

13. Securities Matters.

(a) Del Monte shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended, of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, Del Monte shall not be obligated to cause to be issued or delivered any shares of Common Stock pursuant to the Plan unless and until Del Monte is advised by its counsel that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition of the issuance and delivery of shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such

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covenants, agreements and representations, and that such shares, if certificated, bear such legends, and if dematerialized, be so restricted, in each case, as the Committee, in its sole discretion, deems necessary or desirable.

(b) The exercise of any Option granted hereunder shall only be effective at such time as counsel to Del Monte shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. Del Monte may, in its sole discretion, defer the effectiveness of any exercise of an Option granted hereunder in order to allow the issuance of shares of Common Stock pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. Del Monte shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option granted hereunder. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

(c) In the event that the Committee defers the effectiveness of the exercise of a Participant of an Option granted hereunder in order to allow the issuance of shares of Common Stock pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws, such Participant may elect, by delivery of written notice by the Participant to the Company not later than thirty (30) days following his receipt of notice of such deferral or the expiration of such deferral, to surrender the exercisable portion of such Option (or any portion thereof) to the Company in consideration for a lump sum payment in cash in an amount equal to the product of (A) the excess of (i) the value of a share of Common Stock as determined by the Board of Directors as of the date of surrender over (ii) the per share exercise price of the Option and (B) the number of shares with respect to which such Participant desires and is entitled to exercise such Option. Notice shall be delivered in person or by certified mail, return receipt requested and shall be deemed to have been given when personally delivered or three (3) days after mailing.

14. Withholding Taxes

(a) Cash Remittance. Whenever shares of Common Stock are to be issued upon the exercise of an Option or the grant of other Incentive Awards, Del Monte shall have the right to require the Participant to remit to Del Monte in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such exercise or grant prior to the delivery of any shares. In addition, upon the exercise or vesting of an Incentive Award, Del Monte shall have the right to withhold from any cash payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise or vesting.

(b) Stock Remittance. At the election of the Participant or the Company, subject to the approval of the Committee, when shares of Common Stock are to be issued upon the exercise or settlement of an Incentive Award, the Participant may tender to Del Monte a number of shares of Common Stock, the Fair Market Value of which at the tender date the Company determines to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise or settlement and not greater than the Participant’s estimated total federal, state and local tax obligations associated with such exercise or settlement. Such election shall satisfy the Participant’s obligations under Section 14(a) hereof.

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(c) Stock Withholding. At the election of the Participant or the Company, subject to the approval of the Committee, when shares of Common Stock are to be issued upon the exercise or settlement of an Incentive Award, Del Monte shall withhold a number of such shares, the Fair Market Value of which at the exercise or settlement date the Company determines to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise or settlement and is not greater than the Participant’s estimated total federal, state and local tax obligations associated with such exercise or settlement. Such election shall satisfy the Participant’s obligations under Section 14(a) hereof.

15. Repayment/Forfeiture for Misconduct

This Section 15 shall apply to a Participant if: (i) Del Monte or any of its subsidiaries restates any financial report that, due to misconduct as determined by the Committee, was materially noncompliant with the securities laws when filed; and (ii) the Participant is a Section 16 Person. If, in the Committee’s opinion, such Participant knowingly or with gross negligence engaged in the misconduct, (a) in the case of an Option, Stand-Alone SAR or Tandem SAR (the “Option/SAR”) that was granted to the Participant during the 12-month period after the restated financial report (i.e., the financial report that was later restated) was first publicly issued or filed with the SEC, such participant shall forfeit any unexercised portion of such Option/SAR as well as any Common Stock or cash acquired or received through exercise of such Option/SAR, and shall repay Del Monte for any profits received by the Participant from any sale or other disposition of Common Stock acquired by the Participant under such Option/SAR; (b) in the case of a Stock Bonus, such Participant shall repay Del Monte any amounts received by the Participant under such Stock Bonus during the 12-month period after the restated financial report (i.e., the financial report that was later restated) was first publicly issued or filed with the SEC, and if the grant of such Stock Bonus occurred during such 12-month period, any outstanding portion of such grant shall be cancelled; and (c) in the case of Cash Performance Units that resulted in payments to such Participant during the 12-month period after the restated financial report (i.e., the financial report that was later restated) was first publicly issued or filed with the SEC, such Participant shall repay Del Monte the sum of any such amounts paid during such 12-month period and, to the extent such Participant defers any portion of such amounts under any applicable plan, shall forfeit (or repay to Del Monte if previously distributed) such deferred amounts and any matching contributions allocated to such Participant under that plan on such deferred amounts. If the Committee determines that the Participant did not engage in the misconduct, the Committee shall determine, in its sole discretion, to correct any unjust enrichment, if any portion of the amounts described in the preceding sentence are subject to repayment by the Participant by any legally permitted means that the Committee deems appropriate.

16. Amendment of the Plan

The Board of Directors may at any time suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, (i) that without approval of the stockholders, no revision or amendment shall, except as provided in Section 10 hereof, increase the number of shares of Common Stock that may be issued under the Plan; and (ii) no such action shall impair rights and obligations under any Incentive Award granted prior to such action, except with the written consent of the affected Participant.

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17. No Obligation to Exercise

The grant to a Participant of an Option, Tandem SAR or Stand-Alone SAR shall impose no obligation upon such Participant to exercise such Option, Tandem SAR or Stand-Alone SAR.

18. Transfers Upon Death

If permitted by the Committee, a Participant may name a beneficiary or beneficiaries to whom any vested but unpaid Incentive Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Incentive Award agreement, any unexercised vested Incentive Award may be exercised by the administrator or executor of the Participant’s estate. No such transfer or distribution of any Incentive Award, or the right to exercise any Incentive Award, shall be effective to bind Del Monte unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Incentive Award.

19. Expenses and Receipts

The expenses of the Plan shall be paid by Del Monte. Any proceeds received by Del Monte in connection with any Incentive Award will be used for general corporate purposes.

20. Failure to Comply

In addition to the remedies of Del Monte elsewhere provided for herein, failure by a Participant to comply with any of the terms and conditions of the Plan or the agreement executed by such Participant evidencing an Incentive Award, unless such failure is remedied by such Participant within ten days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part, as the Committee, in its absolute discretion, may determine.

21. Compliance with Rule 16b-3

Transactions under this Plan with respect to Section 16 Persons are intended to comply with all applicable conditions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. To the extent any provision of the Plan, Incentive Award agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

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22. Compliance with Section 409A

Notwithstanding anything in the Plan or any Incentive Award agreement to the contrary and effective as of January 1, 2005, to the extent that any amount or benefit that constitutes “deferred compensation” to a Participant under Section 409A of the Code is otherwise payable or distributable to a Participant under the Plan or any Incentive Award agreement solely by reason of the occurrence of a Change of Control or due to the Participant’s disability or “separation from service” (as such term is defined under Section 409A of the Code), such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such Change of Control, disability or separation from service meet the definition of a change in ownership or effective control of a corporation, a change in the ownership of a substantial portion of the assets of a corporation, disability or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise. Any payment or distribution that otherwise would be made to a Participant who is a “specified employee” (as determined by the Committee in good faith in accordance with Section 409A(a)(2)(B) of the Code) on account of separation from service may not be made before the date that is six (6) months after the date of such specified employee’s separation from service unless the payment or distribution is otherwise exempt from the application of Section 409A of the Code.

The Plan is intended to be administered in a manner consistent with the requirements, where applicable, of Section 409A of the Code. The provisions of Section 409A of the Code are incorporated herein by reference to the extent necessary for any Incentive Award that is subject to Section 409A to comply therewith. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Incentive Award may be subject to Section 409A of the Code, the Committee may adopt such amendments to the Plan and the applicable Incentive Award agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect, or take any other actions that the Committee determines are necessary or appropriate to (i) exempt the Incentive Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Incentive Award, or (ii) comply with the requirements of Section 409A of the Code. Notwithstanding the foregoing, neither the Company nor the Committee shall have any liability to any person in the event that Section 409A applies to any such Incentive Award in a manner that results in adverse tax consequences for the Participant or any of the Participant’s beneficiaries.

23. Repricing

Subject to Section 10(b) hereof, without the approval of the Company’s stockholders, no Option, Tandem SAR, Stand-Alone SAR, Stock Bonus, or other Incentive Award granted hereunder shall be repriced, replaced, or regranted through (a) cancellation and regrant at a lower price, (b) cancellation of an Option, Tandem SAR or Stand-Alone SAR in exchange for cash or a new Incentive Award, (c) lowering the exercise price of a previously awarded Option, (d) lowering the grant price of a previously awarded Tandem SAR or Stand-Alone SAR, (e) lowering the purchase price of a previously awarded Stock Bonus or other Incentive Award, or (f) any other action that is treated as a repricing under generally accepted accounting principles.

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24. Applicable Law

The Plan will be administered in accordance with the laws of the State of California, without reference to its principles of conflicts of law.

25. Effective Date; Restatement Date.

The Plan (i) commenced on the Effective Date and was approved by the stockholders of Del Monte within twelve (12) months thereafter, (ii) subsequently was amended and restated on August 15, 2005 and was approved by the stockholders of Del Monte within twelve (12) months thereafter, (iii) subsequently was amended and restated on August 6, 2007 and was approved by the stockholders of Del Monte within twelve (12) months thereafter, and (iv) subsequently was amended and restated on the Restatement Date, subject to approval by the stockholders of Del Monte within twelve (12) months thereafter. Subject to Section 16 (regarding the Board’s right to amend or terminate the Plan), the Plan shall remain in effect following the Restatement Date; provided, however, that without further stockholder approval, no Incentive Stock Option may be granted under the Plan on or after the tenth anniversary of the Restatement Date.

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